                                                                     EXHIBIT 2.3

                    AMENDED AND RESTATED EXCHANGE AGREEMENT
                    ---------------------------------------

     This Amended and Restated Exchange Agreement (the "Agreement") is dated as of July 24, 2000 by and among Entravision Communications Corporation, a Delaware corporation (the "Corporation"), Entravision Communications Company, L.L.C., a Delaware limited liability company (the "Company"), each of the individual, trust and/or other entity members of the Company listed on Schedule "A" attached
                                                           ------------
hereto and incorporated herein by this reference (each, an "Exchanging Member" and collectively, the "Exchanging Members"), each of the stockholders of the Member Companies (as defined below) of the Company listed on Schedule "A"
                                                             ------------
attached hereto (each, an "Exchanging Stockholder" and collectively, the "Exchanging Stockholders") and Univision Communications Inc., a Delaware corporation ("Univision"). The Exchanging Members, the Exchanging Stockholders and Univision are individually referred to herein as an "Exchanging Party" and collectively as the "Exchanging Parties."

     WHEREAS, the parties hereto have previously executed that certain Exchange Agreement dated as of April 19, 2000 (the "Original Exchange Agreement"), and the parties hereto now desire to amend and restate the Original Exchange Agreement as set forth hereinbelow.

     WHEREAS, the Company is a duly formed Delaware limited liability company engaged in the ownership and operation of television stations, radio stations, outdoor billboards and publishing facilities.

     WHEREAS, each of the Exchanging Members is an individual, trust and/or other entity that owns a direct membership interest in the Company as set forth on Schedule "A" attached hereto.
   ------------

     WHEREAS, each of Cabrillo Broadcasting Corporation, a California corporation ("Cabrillo"), Golden Hills Broadcasting Corporation, a Delaware corporation ("Golden Hills"), KSMS-TV, Inc., a Delaware corporation ("KSMS"), Las Tres Palmas Corporation, a Delaware corporation ("Las Tres"), Tierra Alta Broadcasting, Inc., a Delaware corporation ("Tierra Alta"), Valley Channel 48, Inc., a Texas corporation ("Valley"), and Telecorpus, Inc., a Texas corporation ("Telecorpus"), (collectively, the "Member Companies"), is a corporation that owns a direct membership interest in the Company as set forth on Schedule "A"
                                                                 ------------
attached hereto.

     WHEREAS, each of the Exchanging Stockholders is an individual, trust and/or other entity that owns an indirect membership interest in the Company by virtue of his, her or its respective stockholdings in the Member Companies as set forth on Schedule "A" attached hereto.
   ------------

     WHEREAS, the Exchanging Members together with the Member Companies own all of the outstanding membership interests in the Company.

     WHEREAS, Univision is the holder of that certain First Amended and Restated Non-Negotiable Subordinated Note (the "Note") dated March 2, 2000 from the Company in the principal amount of $120,000,000, and the Company, certain of the Member Companies, the Managing Members of the Company and Univision are parties to that certain Second Amendment to Amended and Restated Subordinated Note Purchase and Option Agreement (as amended, the "Option Agreement") dated as of March 2, 2000, pursuant to which Univision holds an option to acquire a 40.0% equity interest in the Company for a total exercise price of $120,000,000.

     WHEREAS, the Corporation is a duly incorporated Delaware corporation formed by the Company, among other things, for the purpose of effecting the Roll-Up (as defined below) contemplated by this Agreement.

     WHEREAS, in accordance with Section 26(i) of the First Amended and Restated Operating Agreement of the Company, as amended (the "Operating Agreement"), (i) each of the Exchanging Members is obligated to transfer to the Corporation his or its respective membership interest in the Company in exchange for newly-issued shares of Class A Common Stock or Class B Common Stock of the Corporation, (ii) each of the Exchanging Stockholders is obligated to transfer his, her or its respective stockholdings in the Member Companies to the Corporation in exchange for newly-issued shares of Class A Common Stock or Class B Common Stock of the Corporation and (iii) Univision desires to contribute to the Corporation its entire interest in and to the Note and the Option Agreement in exchange for newly-issued shares of Class C Common Stock of the Corporation, all pursuant to the terms and conditions of this Agreement (with such transactions collectively referred to herein as the "Roll-Up"). The Class A Common Stock, Class B Common Stock and Class C Common Stock of the Corporation are referred to collectively herein as the "Common Stock."

     WHEREAS, the Exchanging Members and the Member Companies executed that certain Amended and Restated Sixth Amendment to the Operating Agreement effective as of March 31, 2000 (the "Sixth Amendment").

     WHEREAS, the Corporation has filed a Registration Statement with the Securities and Exchange Commission (the "Registration Statement") pursuant to which it intends to consummate the initial underwritten public offering of its Class A Common Stock (the "IPO") concurrently with the closing of the Roll-Up.

     WHEREAS, the Corporation and the Company have entered into that certain Acquisition Agreement and Plan of Merger (the "Merger Agreement") by and among the Corporation, the Company, and ZSPN Acquisition Corporation, a wholly-owned subsidiary of the Corporation ("Acquisition Co."), on the one hand, and Z-Spanish Media Corporation ("ZSPN") and its stockholders, on the other hand, pursuant to which the Corporation will acquire ZSPN pursuant to a merger of Acquisition Co. with and into ZSPN (the "Merger").

     WHEREAS, pursuant to Section 3.2 of the Merger Agreement, if the closing of the Merger has not taken place by the Interim Closing Deadline (as defined in the Merger Agreement) ZSPN, in certain instances, may elect to waive the IPO as a condition to the closing of the Merger and to require the Corporation to proceed with the closing of the Merger and the Roll-Up (with such closing referred to herein as the "Interim Closing").

     WHEREAS, counsel for the Corporation and the Company has previously filed certain applications with the Federal Communications Commission (the "FCC") requesting its written consent (the "FCC Consent") to the assignment of the beneficial ownership of the FCC licenses held by Entravision Holdings, LLC, a California limited liability company and a wholly-owned subsidiary of the Company, to the Corporation in accordance with the Roll-Up contemplated by this Agreement.

     WHEREAS, all the parties hereto intend for the Roll-Up as set forth in this Agreement to be tax-free to all parties pursuant to Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     WHEREAS, concurrently with the execution of the Original Exchange Agreement, the Company consummated a financing pursuant to that certain Convertible Subordinated Note Purchase Agreement dated as of April 20, 2000 by and between TSG Capital Fund III, L.P. ("TSG") and the Company involving the issuance of a Subordinated Convertible Promissory Note in the principal amount of $90,000,000 (the "TSG Note") by the Company in favor of TSG (the "TSG Financing").

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, covenants and provisions herein contained and for good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE 1.
                              EXCHANGE AND CLOSING

     1.1. Exchange.
          --------

          (a) Subject only to the terms and conditions of this Agreement, each Exchanging Member shall as of the Closing (as defined below) assign, transfer and convey to the Corporation all right, title and interest in and to the entire direct membership interest in the Company held by such Exchanging Member, all as set forth opposite each such Exchanging Member's name on Schedule "A" attached
                                                         ------------
hereto, (ii) each Exchanging Stockholder shall as of the Closing assign, transfer and convey to the Corporation all right, title and interest in and to the entire indirect membership interest in the Company held by such Exchanging Stockholder by virtue of his, her or its stockholdings in each of the Member Companies, all as set forth opposite each such Exchanging Stockholder's name on Schedule "A" attached hereto, and (iii) Univision shall as of the Closing
------------
assign, transfer and convey to the Corporation all right, title and interest in and to the entire interest of Univision in the Note and the Option Agreement.

          (b) The Corporation shall as of the Closing accept the assignment and transfer by (i) each Exchanging Member of his or its entire direct membership interest in the Company and hereby assumes and agrees to perform and be bound by any and all of the conditions, covenants and obligations of such Exchanging Member pursuant to the Operating Agreement, (ii) each Exchanging Stockholder of his, her or its respective stockholdings in each of the Member Companies and hereby assumes and agrees to perform and be bound by any and all of the conditions, covenants and obligations of such Exchanging Stockholder pursuant to the organizational documents of each respective Member Company and (iii) Univision of its entire interest in and to the Note and the Option Agreement and hereby assumes and agrees to perform and be bound by any and all of the conditions, covenants and obligations of Univision pursuant to the Note and the Option Agreement; provided, however, that in the event that Univision is granted the Univision Bridge Option (as contemplated by a proposed Third Amendment to Amended and Restated Subordinated Note Purchase and Option Agreement (the "Third Amendment") to be entered into in connection with a proposed bridge loan to be made to the Company by Univision) pursuant to Section 1 of the Third Amendment, this Section 1.1(b) shall be deemed to specifically exclude the assignment and transfer by Univision of all relevant terms and conditions of the Third Amendment relating to the Univision Bridge Option, and such terms and conditions shall survive this Agreement.

          (c) At the Closing, each Exchanging Party shall receive, in consideration for the Roll-Up, that number of shares of that class of Common Stock set forth on Schedule "B" attached hereto and incorporated herein by this
                   ------------
reference computed by multiplying the fully-diluted as-converted direct and indirect membership units held by each such Exchanging Party times seventeen
(17). The rights, privileges, preferences and restrictions of the Common Stock shall be as set forth in the First Restated Certificate of Incorporation of the Corporation, substantially in the form attached hereto as Exhibit "A" and
                                                          -----------
incorporated herein by this reference (the "Restated Certificate"), which shall be filed with the Delaware Secretary of State by counsel to the Corporation and the Company prior to the Closing.

          (d) Each Exchanging Party acknowledges and agrees that the number of shares of Common Stock to be received by such Exchanging Party in the Roll-Up represents the amount due and owing each such Exchanging Party on a liquidation of the Company and a distribution of proceeds after allocations of Net Income and Net Loss (as such terms are defined in the Sixth Amendment) as provided for in the Sixth Amendment.

          (e) Each Exchanging Member or Exchanging Stockholder further acknowledges and agrees that the number of shares of the Common Stock received by such Exchanging Party in the Roll-Up contemplated by this Agreement is good and valuable consideration for the interests being exchanged hereunder, and is an accurate reflection of the fair market value of such interests as of the date hereof.

     1.2. Termination of Rights.  From and after the Closing:
          ---------------------

          (a) the entire capital account and share of profits and losses of each Exchanging Member in the Company shall be deemed to be the capital account and share of profits and losses of the Corporation, such Exchanging Member shall have no further interest or rights of any kind in or with respect to his or its membership interest in the Company or under the Operating Agreement and such Exchanging Member shall be released from all further obligations under the Operating Agreement;

          (b) all of the rights and obligations of Univision under the Note and the Option Agreement shall be deemed to be rights and obligations of the Corporation, Univision shall have no further interest or rights of any kind in or with respect to the Note or the Option Agreement and Univision shall be released from all further obligations under the Note and the Operating Agreement; and

          (c) 1,000 shares of Common Stock of the Corporation held by the Company shall be deemed canceled for all purposes and the Company shall promptly submit the applicable share certificate to the Corporation for cancellation.

     1.3. Consent of Executive Committee.  By their respective execution hereof
          ------------------------------
in any capacity, the Company and each member of the Executive Committee acknowledges that the Executive Committee of the Company (i) has approved the form of this Agreement, (ii) acknowledges receipt of a duly executed copy of this Agreement and (iii) in accordance with the provisions of the Operating Agreement, consents to the assignment and transfer of the membership interests of the Exchanging Members to the Corporation and to the admission of the Corporation as a new member of the Company.

     1.4. Consent of Exchanging Parties.  By its execution hereof, each
          -----------------------------
Exchanging Party (i) approves the form of this Agreement, (ii) acknowledges that it has received and reviewed in full the current form of the Registration Statement, (iii) approves, ratifies and consents to the consummation of the Roll-Up, the IPO, the Merger and the TSG Financing in accordance with the documentation made available to each Exchanging Party (with such changes as the management of the Company and the Corporation may determine in its reasonable discretion) and (iv) waives any right of consent or approval, any preemptive right, right of first refusal or anti-dilution protection or any other restriction by or privilege in favor of such Exchanging Party of any kind to prevent, restrict, delay, adversely effect or hinder the consummation of the Roll-Up, the IPO, the Merger and/or the TSG Financing. Each Exchanging Party agrees to promptly execute all documents requested by the Company or Corporation reflecting the terms of this Section 1.4.

     1.5. Closing.  The closing of the Roll-Up and the other transactions
          -------
contemplated by this Agreement (the "Closing") will take place at the offices of Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P. in Los Angeles, California at 10:00 a.m. (Pacific time) upon the earlier to occur of: (i) two
(2) business days following the execution of the underwriting agreement by the Corporation in connection with the IPO, (ii) the consummation of the Interim

Closing or (iii) ten (10) days after written notice from the Corporation to the Exchanging Parties, provided that the FCC Consent has become a Final Order (as defined below), which requirement may be waived by the Corporation in its discretion at any time after initial issuance of the FCC Consent, or on such other date as the parties may mutually agree, or at such other time and place as the parties may mutually agree. For purposes of this Agreement, "Final Order" shall mean an order, action or decision of the FCC that has not been reversed, stayed, enjoined, annulled or suspended and as to which (i) no timely request for stay, appeal, petition for reconsideration, application for review or reconsideration by the FCC on its own motion is pending and (ii) the time for filing any such request, appeal, petition or application or for reconsideration by the FCC on its own motion, has expired.

     1.6. Closing Obligations of Corporation.  At the Closing, the Corporation
          ----------------------------------
will have fulfilled or have caused to be fulfilled the following obligations:

          (a) within a reasonable period of time after the Closing, deliver or cause to be delivered to each Exchanging Party a duly executed stock certificate representing the number of shares of Common Stock set forth opposite each Exchanging Party's name on Schedule "B" attached hereto (subject to the
                           ------------
obligation of each Exchanging Party pursuant to Section 2.4 below);

          (b) have executed a certificate of the Secretary of the Corporation attesting to (i) the incumbency of the officers executing the Agreement and the other agreements and certificates delivered by the Corporation at the Closing and (ii) the authenticity of the Restated Certificate and the Amended and Restated Bylaws (as defined below);

          (c) have executed written resolutions of the sole stockholder and the Board of Directors of the Corporation authorizing (i) the execution, delivery and performance of this Agreement, (ii) the execution and filing of the Restated Certificate with the Delaware Secretary of State and (iii) the execution of the Amended and Restated Bylaws, certified by the Secretary of the Corporation;

          (d) have received a certificate of good standing for the Corporation issued by the Delaware Secretary of State not more than ten (10) days prior to the date of the Closing; and

          (e) have executed such other documents as may be reasonably requested by the Exchanging Parties as necessary to consummate the transactions contemplated by this Agreement.

     1.7. Closing Obligations of Exchanging Parties.  At the Closing, each of
          -----------------------------------------
the Exchanging Parties will deliver or cause to be delivered to the Corporation:

          (a) with respect to Univision, the original of the Note and the Option Agreement; provided, however, that in the event that Univision is granted the Univision Bridge

Option, this Section 1.7(a) shall be deemed to specifically exclude the delivery by Univision of all relevant terms and conditions of the Third Amendment relating to the Univision Bridge Option, and such terms and conditions shall survive this Agreement;

          (b) to the extent applicable to each Exchanging Party, signature pages to the documents referred to in Section 2.4 below; and

          (c) such other documents as may be reasonably requested by counsel for the Corporation and the Company as necessary to consummate the transactions contemplated hereby.


                                   ARTICLE 2.
                     ADDITIONAL INFORMATION AND AGREEMENTS

     2.1. Corporation.  Each Exchanging Party understands and acknowledges that
          -----------
the Corporation is a Delaware corporation organized to be the direct or indirect owner of all of the equity interests in the Company.

     2.2. Amendment to Operating Agreement.  Each Exchanging Party acknowledges
          --------------------------------
and agrees that, effective as of the Closing, this Agreement shall constitute an amendment of those provisions of the Operating Agreement which are inconsistent with the provisions of this Agreement. Each Exchanging Party consents to and approves such amendment, subject to its effectiveness. The provisions of the Operating Agreement as in effect on the date hereof will continue to apply to each Exchanging Party until the Closing.

     2.3. First Amended and Restated Bylaws.  The First Amended and Restated
          ---------------------------------
Bylaws of the Corporation at the Closing shall be substantially in the form attached hereto as Exhibit "B" and incorporated herein by this reference (the
                   -----------
"Amended and Restated Bylaws").

     2.4. Stockholders' Agreement.  Solely in the event the Roll-Up is triggered
          -----------------------
by the occurrence of the Interim Closing or at the Corporation's option not in connection with the IPO, at the Closing, each Exchanging Party shall execute and deliver to the Corporation a counterpart signature page to a Stockholders' Agreement, in form and substance to be determined in good faith and reasonably acceptable to the parties hereto and consistent with the covenants, limitations and restrictions contained in the Operating Agreement, pursuant to which such Exchanging Party will be subject to customary certain transfer restrictions and a right of first refusal on the Common Stock, and each Exchanging Party agrees to be bound by and subject to any and all restrictions set forth therein. Such Stockholders' Agreement shall terminate as of the IPO.

     2.5. Tax Distributions.  Notwithstanding anything to the contrary herein,
          -----------------
the Company shall continue making distributions after the Closing to the Exchanging Members and the Member Companies in accordance with Section 12(a) of the Operating Agreement with respect to any tax liability incurred by such persons by reason of membership in the Company through and including the Closing.

     2.6. Senior Lender Matters.
          ---------------------

          (a) Solely in the event the Roll-Up is triggered by the occurrence of the Interim Closing or at the Corporation's option not in connection with the IPO, each Exchanging Party acknowledges and agrees that all of the equity interests in the Company and the Member Companies held by the Exchanging Parties have been pledged to Union Bank of California, N.A. ("Union Bank") in accordance with the terms of that certain Amended and Restated Credit Agreement (as amended, the "Credit Agreement") dated November 10, 1998 by and among the Company, the Member Companies, Union Bank and certain lenders, and each Exchanging Party hereby agrees to execute any documents and take such acts as are reasonably necessary to cause Union Bank to release to the Corporation all indicia of ownership in the Company and the Member Companies, including, without limitation, all original stock certificates and pledges. Each Exchanging Stockholder hereby further agrees, if necessary, to execute a new stock power for the shares in the Member Companies held by such Exchanging Stockholder, endorsed in blank, in favor of the Corporation.

          (b) Solely in the event the Roll-Up is triggered by the occurrence of the Interim Closing or at the Corporation's option not in connection with the IPO, each Exchanging Party other than Univision acknowledges and agrees that all shares of the Common Stock issued to such Exchanging Party in accordance with this Agreement are subject to the terms of the Credit Agreement, and that such shares must be pledged to Union Bank concurrently with the Closing. In connection therewith, each Exchanging Party agrees to execute any document and to take any act reasonably required by Union Bank at or following the Closing in order to perfect the pledge of such shares in favor of Union Bank.

     2.7. Release.  Each Exchanging Party other than Univision hereby
          -------
irrevocably releases the Corporation, the Company and each and every affiliate, stockholder, subsidiary, partner, officer, member, director and employee of the Corporation and the Company in their capacities as such, and each other Exchanging Party (each, a "Releasee") from any claims, liabilities, costs, expenses, actions, suits or demands however arising, whether at law or in equity, contingent, known or unknown, which such Exchanging Party may have or assert, in respect of any equity or membership interest in the Company or arising out of any membership in the Company that such Exchanging Party or such Exchanging Party's heirs, successors or assigns had with any such Releasee on or prior to the Closing; provided that this release shall not extend to (i) indebtedness owing to such Exchanging Party by any Releasee, (ii) representations or warranties made, or agreements entered into, by a Releasee in connection with this Agreement and (iii) any conduct that resulted from a Releasee's bad faith, fraud or criminal act or omission.

     2.8. Waiver.  Each of the Company and the Exchanging Parties acknowledges
          ------
and agrees that the provisions of Section 24 of the Operating Agreement shall not apply to TSG upon conversion of the TSG Note into Class A Units of the Company.

                                   ARTICLE 3.
                         REPRESENTATIONS AND WARRANTIES
                       OF THE CORPORATION AND THE COMPANY

     The Corporation and the Company (where applicable) hereby make the following representations and warranties to each Exchanging Party, each of which is deemed to be a separate representation and warranty by the Corporation and the Company (where applicable), and this Agreement is made in reliance on same:

     3.1. Organization, Good Standing, Corporate Power and Qualification.  The
          --------------------------------------------------------------
Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

     3.2. Authority; Enforceability.  All corporate action on the part of the
          -------------------------
Corporation, its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Corporation hereunder and the authorization, issuance and delivery of the shares of the Common Stock being issued to the Exchanging Parties hereunder has been or will be taken prior to the Closing, and each of this Agreement and the other documents contemplated hereby has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation of the Corporation enforceable against the Corporation in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

     3.3. No Conflicts.  Subject to compliance with the federal and state
          ------------
securities laws, the execution, delivery and performance of this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not (i) result in a material violation or breach of any term or provision of the Restated Certificate or the Amended and Restated Bylaws or the Certificate of Formation or Operation Agreement of the Company, or of any material statute, rule or regulation applicable to the Corporation or the Company, or (ii) conflict with in a material fashion, contravene in a material fashion, result in a material violation or breach of or default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any material lien upon any of the property or assets of the Corporation or the Company under any material contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, lease, instrument or other agreement to which the Corporation or the Company is a party or by which any of its material property or material assets may be bound.

     3.4. Consents and Approvals.  Except for the FCC Consent, the consent of
          ----------------------
the senior lenders of the Company in accordance with the terms of the Credit Agreement and the filings under applicable federal and state securities laws which filings are required to be made by the Corporation after the Roll-Up contemplated hereunder, no material consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority or any other third party on the part of the Corporation is required in connection with the consummation of the transactions contemplated by this Agreement.

     3.5. Capitalization.  The authorized capital of the Corporation shall as of
          --------------
the Roll-Up consist of two classes of stock designated "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is 375,000,000 shares, $0.0001 par value per share, as follows: (i) 325,000,000 shares of Common Stock, $0.0001 par value per share, consisting of 260,000,000 shares of Class A Common Stock, $0.0001 par value per share, 40,000,000 shares of Class B Common Stock, par value $0.0001 per share, 25,000,000 shares of Class C Common Stock, $0.0001 par value per share, and (ii) 50,000,000 shares shall be Preferred Stock, $0.0001 par value per share, consisting of 11,000,000 shares of Series A Preferred Stock, par value $0.0001 per share, and 39,000,000 undesignated shares. There are 1,000 shares of Common Stock issued and outstanding as of the date hereof. No shares of Preferred Stock are issued and outstanding on the date hereof. The capitalization of the Corporation with respect to the Exchanging Parties immediately after the Roll-Up shall be as set forth in Schedule "B" attached hereto. The rights, preferences,
                         ------------
privileges and restrictions of the Common Stock are as stated in the Restated Certificate. Except as contemplated by (i) this Agreement, (ii) the IPO, (iii) the TSG Note, (iv) the Merger Agreement, (v) the exercise of the Univision Bridge Option and (vi) stock options to be issued by the Corporation to certain key employees prior to the IPO, at the IPO, no subscription, warrant, option, convertible security or other right (contingent or other) to purchase or otherwise acquire from the Corporation any equity securities of the Corporation will be authorized or outstanding, and there will be no commitment by the Corporation to issue shares, subscriptions, warrants, options, convertible securities or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset.

     3.6. Issuance of Common Stock.  The shares of the Common Stock that are
          ------------------------
being acquired by the Exchanging Parties hereunder, when issued in accordance with the terms of this Agreement and for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable.

     3.7. Litigation.  Except as disclosed in the Registration Statement, there
          ----------
is no material action, suit, claim, proceeding or investigation pending against the Corporation or the Company at law or equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, arbitration proceeding relating to the Corporation or the Company pending under collective bargaining agreements or otherwise, or governmental inquiry pending or, to the knowledge of the

Corporation or the Company, threatened against the Corporation or the Company (including, without limitation, any inquiry as to the qualification of the Corporation or the Company to hold or receive any license or permit), which questions the validity of this Agreement or the right of the Corporation or the Company to enter into it, or to consummate the transactions contemplated hereby, nor is either the Corporation or the Company aware that there is any basis for the foregoing. Neither the Corporation or the Company is a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Corporation or the Company currently pending.

     3.8. Compliance with Law.  Neither the Corporation nor the Company is in
          -------------------
material violation or default of any material instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of material federal or state statute, rule or regulation applicable to the Corporation or the Company.

     3.9. Disclosure.  The Corporation has fully provided each Exchanging Party
          ----------
with all the information which he, she or it has requested for deciding whether to participate in the Roll-Up hereunder and all information which the Corporation believes is reasonably necessary to enable such Exchanging Party to make such decision including, without limitation, the current form of the Registration Statement. Neither this Agreement, the Registration Statement nor any other statements or certificates made or delivered in connection herewith contains any material untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not materially misleading.

    3.10. Brokers and Finders.  Neither the Corporation nor any or its officers,
          -------------------
directors, employees or agents or any affiliate thereof have employed any broker or finder, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transaction contemplated hereby.

    3.11. Representations and Warranties Survive Closing.  The Company and the
          ----------------------------------------------
Corporation hereby acknowledge and agree that all representations and warranties contained in this Article 3 shall be true and correct in all material respects as of the Closing, except to the extent any inaccuracy would not have a material adverse effects on the assets, liabilities or properties of the Corporation, the Company and all of their respective subsidiaries taken as a whole, and that the representations and warranties of the Company and the Corporation shall survive the Closing.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                             OF EXCHANGING PARTIES

     Each of the Exchanging Parties, severally and only with respect to himself, herself or itself, hereby makes the following representations and warranties to the Corporation, each of which is deemed to be a separate representation and warranty by such parties, and this Agreement is made in reliance on same:

     4.1. Authority; Enforceability.  Such Exchanging Party has the right,
          -------------------------
authority and legal capacity to enter into, execute and deliver this Agreement and the other documents contemplated hereby and perform his, her or its obligations hereunder and thereunder, and each of this Agreement and the other documents contemplated hereby has been duly executed and delivered by such Exchanging Party and constitutes a legal, valid and binding obligation of such Exchanging Party enforceable against such Exchanging Party in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, moratorium or other laws relating to or affecting creditors' rights generally and the exercise of judicial discretion in accordance with general equitable principles.

     4.2. No Conflicts.  Subject to compliance with the federal and state
          ------------
securities laws, the execution, delivery and performance of this Agreement and the other documents contemplated hereby, and the consummation of the transactions contemplated hereby and thereby, will not conflict with, contravene, result in a material violation or breach of or material default under (with or without the giving of notice or the lapse of time or both), permit any party to terminate, amend or accelerate the provisions of, or result in the imposition of any material lien (or any obligation to create any material lien) upon any of the property or assets of such Exchanging Party under any contract, agreement, indenture, letter of credit, mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty, license, franchise, permit, power of attorney, lease, instrument or other agreement to which such Exchanging Party is a party or by which any of his, her or its property or assets may be bound.

     4.3. Consents and Approvals.  No consent, approval, order or authorization
          ----------------------
of, or registration, qualification, designation, declaration or filing with, any federal, state, local or provincial governmental authority or any other third party on the part of such Exchanging Party is required in connection with the consummation of the transactions contemplated by this Agreement.

     4.4. Title.
          -----

          (a) Each Exchanging Member owns, beneficially and of record, his or its membership interest in the Company set forth opposite his or its name on Schedule "A" attached hereto, this is the only membership interest in the
------------
Company owned by such Exchanging Member and this membership interest is held by such Exchanging Member free and clear of any claim, lien, pledge, deed of trust, option, charge, security interest, hypothecation, encumbrance, right of first offer, voting trust, proxy, right of third parties or other restriction or limitation of any nature whatsoever (each, a "Lien" and collectively, "Liens") other than in the Credit Agreement. At the Closing, the Corporation will acquire good and valid title to such membership interests, free and clear of any Liens other than any Lien created under the Credit Agreement.

          (b) Each Exchanging Stockholder owns, beneficially and of record, his, her or its stockholdings in each of the Member Companies set forth opposite his, her or its name on Schedule "A" attached hereto, these are the only shares in
                   ------------
the Member Companies owned by such Exchanging Stockholder and these shares are held by such Exchanging Stockholder free and clear of any Liens other than in the Credit Agreement. At the Closing, the Corporation will acquire good and valid title to such shares, free and clear of any Liens other than (solely in the event the Roll-Up is triggered by the occurrence of the Interim Closing or at the Corporation's option not in connection with the IPO) any Lien created under the Credit Agreement.

          (c) Univision's rights under the Note and the Option Agreement are the only rights to equity ownership in the Company owned by Univision and such rights are held by Univision free and clear of any Liens other than any Lien created under the Credit Agreement.

     4.5. Accredited Investor.  Such Exchanging Party is an "accredited
          -------------------
investor," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

     4.6. Restricted Securities.  Such Exchanging Party understands that the
          ---------------------
shares of the Common Stock are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Corporation in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.
In this connection, such Exchanging Party represents that he, she or it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

     4.7. Investment Purpose.  Such Exchanging Party is acquiring the Common
          ------------------
Stock under this Agreement for his, her or its own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof other than in compliance with the Securities Act and other applicable securities laws. Such Exchanging Party acknowledges that he, she or it must bear the economic risk of an investment in the Common Stock for an indefinite period of time because, among other reasons, the shares of the Common Stock received by such Exchanging Party have not been registered under the Securities Act and, therefore, such securities cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available. Such Exchanging Party also acknowledges that transfers of the shares of the Common Stock received are further restricted by applicable federal and state securities laws.

     4.8. Access to Information.  Such Exchanging Party understands the risks
          ---------------------
of, and other considerations relating to, his, her or its acquisition and ownership of the Common Stock received. Such Exchanging Party has been provided an opportunity to ask questions of, and has received answers satisfactory to him, her or it from, the Corporation, the Company and their representatives regarding the Common Stock received, has received the current form of the

Registration Statement in its entirety and has obtained any and all additional information from the Corporation and its representatives that such Exchanging Party deems necessary regarding the Common Stock received.

    4.9.  Evaluation of and Ability to Bear Risks.  Such Exchanging Party has
          ---------------------------------------
such knowledge and experience in financial affairs that he, she or it is capable of evaluating the merits and risks of, and other considerations relating to, the ownership of the Common Stock received, and has not relied in connection with his, her or its acquisition of the Common Stock received upon any representations, warranties or agreements other than those set forth in this Agreement. Such Exchanging Party's financial situation is such that he, she or it can afford to bear the economic risk of holding the Common Stock for an indefinite period of time, and such Exchanging Party can afford to suffer the complete loss of his, her or its investment in such securities.

    4.10. No Dispositions.  Except as set forth in the Registration Statement,
          ---------------
such Exchanging Party does not currently have, and at the Closing will not have, any plan, agreement, commitment, intention or arrangement, whether written or oral, to dispose of any of the shares of the Common Stock to be received by such Exchanging Party. For purposes of this representation, a "disposition" shall include any direct or indirect offer, offer to sell, sale, contract of sale or grant of any option to purchase, gift, transfer, pledge or other disposition, including any disposition of the economic or other risks of ownership through hedging transactions or derivatives and any other transaction that would constitute a "constructive sale" within the meaning of Section 1259 of the Code, including, without limitation, a short-sale, forward sale, equity swap or other derivative contract with respect to the Common Stock or substantially identical property, or other transaction having substantially the same effect as the foregoing.

   4.11.  Further Limitations on Disposition.  Without in any way limiting the
          ----------------------------------
representations set forth above, such Exchanging Party further agrees not to make any disposition of all or any portion of the Common Stock unless and until:
(i) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or (ii) such Exchanging Party shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if requested by the Corporation, such Exchanging Party shall have furnished the Corporation with an opinion of counsel, reasonably satisfactory to the Corporation, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Corporation will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

    4.12. Legends.  Such Exchanging Party understands and acknowledges that the
          -------
certificates evidencing shares of the Common Stock shall bear the following legend:

    THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR

    HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

    4.13. Brokers and Finders.  Neither such Exchanging Party nor any of his,
          -------------------
her or its officers, directors, employees or agents or any affiliate thereof have employed any broker or finder, or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transaction contemplated hereby.

    4.14. Representations and Warranties Survive Closing.  Each Exchanging Party
          ----------------------------------------------
hereby acknowledges and agrees that all representations and warranties contained in this Article 4 shall be true and correct in all respects as of the Closing and that the representations and warranties of each Exchanging Party shall survive the Closing.

                                   ARTICLE 5.
                        CONDITIONS PRECEDENT TO CLOSING

    5.1.  Conditions Precedent to Obligation of Corporation to Close.  The
          ----------------------------------------------------------
obligation of the Corporation to effect the transactions contemplated by this Agreement and to take the other actions required to be taken by the Corporation at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Corporation, in whole or in part, where permissible):

          (a) Accuracy of Representations and Warranties.  All of the
              ------------------------------------------
representations and warranties of the Exchanging Parties in this Agreement, considered collectively, must be accurate in all material respects when made, and as of the date of the Closing as if made on the date of the Closing.

          (b) Performance.  All of the covenants and obligations that the
              -----------
Exchanging Parties are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, considered collectively, and each of these covenants and obligations, considered individually, must have been duly performed and complied with in all respects, including, without limitation, the obligations of the Exchanging Parties pursuant to Section 1.7 above.

          (c) Consents.  The FCC Consent shall have become a Final Order, and
              --------
all other consents, approvals, authorizations, exemptions and waivers that shall be required in order to enable the Corporation to consummate the transactions contemplated by this Agreement shall have been obtained, including, without limitation, the consent of the senior lenders of the Company in accordance with the terms of the Credit Agreement.

          (d) No Proceedings.  Since the date of this Agreement, there must not
              --------------
have been commenced or threatened against any of the Exchanging Parties any proceeding involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

     5.2. Conditions Precedent to Obligation of Exchanging Parties to Close.
          -----------------------------------------------------------------
The obligation of the Exchanging Parties to effect the transactions contemplated by this Agreement and to take the other actions required to be taken by the Exchanging Parties at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Exchanging Parties, in whole or in part, where permissible):

          (a) Performance.  All of the covenants and obligations that the
              -----------
Corporation are required to perform or to comply with pursuant to this Agreement at or prior to the Closing, considered collectively, and each of these covenants and obligations, considered individually, must have been performed and complied with in all respects, including, without limitation, the obligations of the Corporation pursuant to Section 1.6 above.

          (b) No Proceedings.  Since the date of this Agreement, there must not
              --------------
have been commenced or threatened against the Corporation or the Company any proceeding involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated by this Agreement.

                                   ARTICLE 6.
                                  TERMINATION

     6.1. Termination Events.  This Agreement may, by written notice given prior
          ------------------
to or at the Closing, only be terminated:

          (a) by any party (i) if the FCC dismisses or denies the application for the FCC Consent and such order is a Final Order or (ii) if there shall be any final decree or order that would prevent or make unlawful the Closing; or

          (b) by the Corporation solely in the event the Merger Agreement has been terminated in accordance with its terms.

     6.2. Rights of Parties Upon Termination.  If this Agreement is terminated
          ----------------------------------
as provided in Section 6.1 above, the transactions contemplated by this Agreement shall be abandoned without further action, rights or obligations by the parties hereto to one another, and all filings, applications and other submissions made hereunder shall, to the extent practicable, be withdrawn from the persons to which they were made.

     6.3. Power of Attorney.  The Exchanging Parties do hereby constitute and
          -----------------
appoint Walter F. Ulloa as their true and lawful attorney-in-fact and agent to act for them in their names, place and stead, and for his use and benefit in any and all capacities, for the limited purpose of executing any and all documentation to be executed by the Exchanging Parties in connection with the Roll-Up and the other transactions contemplated by this Agreement. The Exchanging Parties do further acknowledge and agree that the signature of Walter F. Ulloa alone on any document to be executed by any of the Exchanging Parties in connection with the transactions contemplated by this Agreement shall be effective to bind each of the Exchanging Parties and the Exchanging Parties hereby ratify and confirm the binding authority of the signature of Walter F. Ulloa on any such document.

                                   ARTICLE 7.
                               GENERAL PROVISIONS

     7.1. Tax Matters.  The parties hereto intend the Roll-Up to qualify under
          -----------
Section 351(a) of the Code and will use all reasonable efforts to cause the Roll-Up to so qualify. Each party hereto will not take, and will cause such party's affiliates and representatives not to take, any actions or positions which may be expected to cause the Roll-Up not to so qualify. Each of the exchanging parties agrees to take all actions and execute all documents deemed reasonably necessary to effectuate such qualification, including, without limitation, acquisition of the Member Companies via merger.

     7.2. Entire Agreement.  This Agreement, the exhibits and schedules hereto
          ----------------
and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and full understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, inducements, representations, warranties, covenants or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such other documents supersede all prior negotiations, agreements and understandings, both written and oral, among the parties with respect to such subject matter.

     7.3. Incorporation by Reference.  The recitals set forth above, and all
          --------------------------
exhibits and schedules attached hereto, are hereby incorporated by reference into this Agreement.

     7.4. Headings.  The headings of the articles and sections of this Agreement
          --------
are inserted as a matter of convenience and for reference purposes only, are of no binding effect, and in no respect define, limit, extend or interpret the scope of this Agreement or the intent of any section, and are not to be considered in construing or interpreting this Agreement.

     7.5. Gender; Statutory References.  All pronouns and any variations thereof
          ----------------------------
shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or the context may require.
Any reference to the Securities Act or other statutes or laws will include all amendments, modifications or replacements thereto.

     7.6. Amendments.  Subject to applicable law, this Agreement and any exhibit
          ----------
or schedule attached hereto may only be amended by the parties hereto pursuant to an amendment in writing executed by the Corporation and members of the Company holding a majority of the voting power therein.

     7.7. Successors and Assigns.  Except as otherwise provided herein, the
          ----------------------
terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors, assigns, heirs, legatees, legal representatives, executors and administrators of all the parties hereto. Nothing in this Agreement, express or implied, is intended to or shall be construed to confer upon or give to any person, entity or other party (other than the parties hereto or their respective successors and assigns) any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.8. Severability.  Each term, covenant, condition and provision of this
          ------------
Agreement shall be viewed as separate and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable under applicable law, such term, covenant, condition or provision shall be excluded from this Agreement and the remaining terms, covenants, conditions and provisions shall continue in full force and effect to the maximum extent permitted by applicable law as if such term, covenant, condition or provision were excluded.

     7.9. Counterparts; Facsimile.  This Agreement may be executed in any number
          -----------------------
of counterparts, each of which shall be an original and shall not need to contain the signature of more than one party, but all of which together when fully-executed and delivered by the parties hereto shall constitute one and the same instrument, binding on all of the parties. To the maximum extent permitted by applicable law or any applicable governmental authority, each counterpart signature page delivered to the Corporation via facsimile shall be deemed to be an original and may be relied on by the parties hereto as such.

     7.10. Necessary Acts.  Each party to this Agreement agrees to perform any
           --------------
further acts, and to execute and deliver any further documents, that may be reasonably necessary to give effect to the provisions of this Agreement and the transactions contemplated herein, whether before or after the Closing.


     7.11. Representation of Corporation and Company.  Each Exchanging Party
           -----------------------------------------
hereby acknowledges and agrees that Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., as corporate counsel to the Corporation and the Company, have represented the interests of the Corporation and the Company in the preparation of this Agreement, without regard to the individual interests of the Exchanging Parties. Each Exchanging Party has been urged to, and has been given the opportunity to, utilize independent legal and tax counsel in connection with this Agreement, and the rights and obligations of each Exchanging Party hereunder. Each Exchanging Party, by execution of this Agreement where indicated below, gives his, her or its informed consent to and waives any potential conflict with respect to the representation of the Corporation and the Company by Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P.

    7.12. Assignment.  No party hereto shall have the right to assign all or any
          ----------
portion of its rights and interests under this Agreement or to delegate all or any portion of its duties under this Agreement without the prior written consent of each other party hereto.

    7.13. Joint Effort.  The provisions of this Agreement have been examined,
          ------------
negotiated and revised by counsel for each party and no implication shall be drawn against any party hereto by virtue of the drafting of this Agreement.

    7.14. Attorney's Fees.  In case any proceeding, whether at law, in equity or
          ---------------
in arbitration, shall be brought by any party to enforce or interpret the terms or provisions of this Agreement, or any controversy arising therefrom, the prevailing party, as determined by the court or arbitrator, shall be entitled to the payment of reasonable attorney's fees and costs.

    7.15. Expenses.  Each party hereto shall be responsible for all expenses of
          --------
such party incurred in connection with the transactions contemplated by this Agreement.

    7.16. Notices.  All notices, requests, demands, waivers and other
          -------
communications to be given by any party hereunder shall be in writing and shall be (i) mailed by first-class, registered or certified mail, postage prepaid,
(ii) sent by hand delivery or reputable overnight delivery service or (iii) transmitted by facsimile (provided that a copy is also sent by reputable overnight delivery service) addressed to the parties at the respective addresses for such parties as reflected on the then-current records of the Corporation or the Company (and in the case of the Corporation and the Company, with a required copy to Zevnik Horton Guibord McGovern Palmer & Fognani, L.L.P., Attention:
Kenneth D. Polin, Esq., 101 West Broadway, 17th Floor, San Diego, California 92101), or, in each case, to such other address as may be specified in writing to the other parties hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been given and received (a) if by personal delivery or facsimile, on the day of such delivery, (b) if by first-class, registered or certified mail, on the fifth (5th) business day after the mailing thereof or (c) if by reputable overnight delivery service, on the day delivered.

    7.17. Signatory Authority.  The individual or individuals signing this
          -------------------
Agreement on behalf of any party hereto represents to the other parties hereto that he or she has full authority to do so, has received all required consents, and that his or her signature (together with the signature or signatures of any other individual signing below on behalf of such party) is (are) the only signatures required to bind the party on whose behalf he or she is signing this Agreement.

    7.18. Consent of Spouse.  In connection with the execution and delivery of
          -----------------
this Agreement, each married Exchanging Member or Exchanging Stockholder residing in a community property jurisdiction agrees to deliver a consent of spouse, substantially in the form attached hereto as Exhibit "C" and
                                                     -----------
incorporated herein by this reference.

    7.19. Governing Law; Venue.  Notwithstanding the place where the Agreement
          --------------------
may be executed by any of the parties hereto, this Agreement, and the rights and obligations of the parties hereto, and any disputes relating thereto, shall in all respects be governed by and construed in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws. The exclusive venue for any controversy arising out of the terms of this Agreement or the breach thereof shall be the Superior Court of California for the County of Los Angeles or the United States District Court for the Central District of California.

    7.20. Specific Performance.  Each of the Exchanging Parties acknowledges and
          --------------------
agrees that any refusal to perform under this Agreement will cause irreparable injury to the Company and the Corporation and their respective members and stockholders and that the Corporation shall be entitled to obtain injunctive relief for specific performance of the obligations set forth herein. Accordingly, if any Exchanging Party refuses to close the transactions contemplated by this Agreement or seeks to prevent the closing hereunder due to a breach of this Agreement, the Corporation shall have the right to obtain specific performance of the obligations of such Exchanging Party.

    7.21. Additional Parties.  The parties hereto agree that additional parties
          ------------------
holding membership interests in the Company may execute this Agreement and such additional parties shall, after executing counterpart copies of this Agreement as Exchanging Parties hereunder, shall be parties hereto and have all rights and obligations (as applicable) of the Exchanging Parties hereunder. The Company covenants to use best efforts to obtain the signatures of all members of the Company to this Agreement. The parties further acknowledge and agree that the holders of Class D Units of the Company as set forth on Schedule "C" attached
                                                        ------------
hereto and incorporated herein by this reference have previously executed a counterpart signature page to the Original Exchange Agreement, and that such parties will be bound by the terms and conditions of this Agreement and will continue to have all of the rights and obligations (as applicable) of the Exchanging Parties hereunder without having to execute a counterpart signature page to this Agreement.

                 [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Corporation        ENTRAVISION COMMUNICATIONS CORPORATION,
                   a Delaware corporation


                   By: /s/ Walter F. Ulloa
                      ----------------------------------------------------------
                           Walter F. Ulloa, Chairman and Chief Executive Officer


                   By: /s/ Philip C. Wilkinson
                      ----------------------------------------------------------
                           Philip C. Wilkinson, President and Chief Operating
                            Officer

Company ENTRAVISION COMMUNICATIONS COMPANY, L.L.C., a Delaware limited liability company


                   By: /s/ Walter F. Ulloa
                      ----------------------------------------------------------
                           Walter F. Ulloa, Chairman and Chief Executive Officer


                   By: /s/ Philip C. Wilkinson
                      ----------------------------------------------------------
                           Philip C. Wilkinson, President and Chief Operating
                            Officer

Univision          UNIVISION COMMUNICATIONS INC.,
                   a Delaware corporation


                   By: /s/ Robert V. Cahill
                      ----------------------------------------------------------
                   Name:   Robert V. Cahill
                        --------------------------------------------------------
                   Title:  V.P. & Secretary
                         -------------------------------------------------------

       [Signature Page No. 1 to Amended and Restated Exchange Agreement]

Exchanging Members  THE WALTER F. ULLOA IRREVOCABLE TRUST OF 1996 (DATED OCTOBER
                    9, 1996)


                    By: /s/ Edith Seros
                       ---------------------------------------------------------
                            Edith Seros, Trustee

                            Number of Units:     23,920 Class A Units

                    THE 1994 WILKINSON CHILDREN'S GIFT TRUST (DATED SEPTEMBER 30, 1994)


                    By: /s/ Philip C. Wilkinson
                       ---------------------------------------------------------
                            Philip C. Wilkinson, Trustee


                    By: /s/ Wendy K. Wilkinson, Trustee
                       ---------------------------------------------------------
                            Wendy K. Wilkinson, Trustee

                            Number of Units:     23,920 Class A Units

                    THE PAUL A. ZEVNIK IRREVOCABLE TRUST OF 1996 (DATED NOVEMBER 2, 1996)


                    By: /s/ Kevin Grenham
                       ---------------------------------------------------------
                            Kevin Grenham, Trustee


                    By: /s/ Steven G. Rowles
                       ---------------------------------------------------------
                            Steven G. Rowles, Trustee

                            Number of Units:     23,920 Class A Units


                    /s/ Paul A. Zevnik
                    ------------------------------------------------------------
                        Paul A. Zevnik, individually

                            Number of Units:     22,119 Class C Units
                                                 10,313 Class E Units

       [Signature Page No. 2 to Amended and Restated Exchange Agreement]

                    /s/ Walter F. Ulloa
                    ------------------------------------------------------------
                    Walter F. Ulloa, individually

                            Number of Units:     225,139 Class C Units


                    /s/ Philip C. Wilkinson
                    ------------------------------------------------------------
                    Philip C. Wilkinson, individually

                            Number of Units:     25,131 Class C Units

                    NORTON PROPERTIES LIMITED PARTNERSHIP,
                    a Nevada limited partnership

                    By: Norton Investments, Inc., a Nevada corporation Its General Partner and Managing Partner


                            By: /s/ George Soneff
                               -------------------------------------------------
                            Name:   George Soneff
                                 -----------------------------------------------
                            Title:  President
                                  ----------------------------------------------

                            Number of Units:     13,817 Class C Units


                    /s/ Larry Safir
                    ------------------------------------------------------------
                    Larry Safir, individually

                            Number of Units:     54,284 Class D Units


                    /s/ Jeanette Tully
                    ------------------------------------------------------------
                    Jeanette Tully, individually

                            Number of Units:     14,161 Class D Units

                    /s/ Bram Watkins
                    ------------------------------------------------------------
                    Bram Watkins, individually

                            Number of Units:     4,835 Class D Units

       [Signature Page No. 3 to Amended and Restated Exchange Agreement]

                THE ZEVNIK-HARVARD FUND (DATED DECEMBER 31, 1997)


                By:  /s/ Steven G. Rowles
                   -------------------------------------------------------------
                         Steven G. Rowles, Trustee

                         Number of Units:     5,000 Class F Units

                THE ZEVNIK CHARITABLE FOUNDATION,
                a California nonprofit public benefit corporation


                By:  /s/ Paul A. Zevnik
                   -------------------------------------------------------------
                         Paul A. Zevnik, Chairman and President


                By:  /s/ Steven G. Rowles
                   -------------------------------------------------------------
                         Steven G. Rowles, Chief Financial Officer and Secretary

                         Number of Units:     813 Class F Units

                LJ HOLDINGS, L.L.C.,
                a Delaware limited liability company


                By:  /s/ Michael Rosen
                   -------------------------------------------------------------
                Name:    Michael Rosen
                     -----------------------------------------------------------
                Title:   Managing Member
                      ----------------------------------------------------------

                         Number of Units:     4,500 Class F Units

       [Signature Page No. 4 to Amended and Restated Exchange Agreement]

Exchanging Stockholders  THE WILKINSON FAMILY TRUST (DATED JUNE 2, 1988)


                         By: /s/ Philip C. Wilkinson
                            ----------------------------------------------------
                                 Philip C. Wilkinson, Trustee


                         By: /s/ Wendy K. Wilkinson, Trustee
                            ----------------------------------------------------
                                 Wendy K. Wilkinson, Trustee

                                 Number of Shares: 8,000 Common Stock (Cabrillo)
                                                   3,454 Common Stock (Valley)
                                                   1,734 Common Stock (Telecorpus)

                         THE CAROL K. LUERY REVOCABLE TRUST (U/A/D 7/27/89)


                         By: /s/ Carol K. Luery, Trustee
                            ----------------------------------------------------
                                 Carol K. Luery, Trustee

                                 Number of Shares:    963.8 Common Stock (Cabrillo)
                                                      319 Common Stock (Valley)
                                                      334 Common Stock (Telecorpus)


                         /s/ Walter F. Ulloa
                         -------------------------------------------------------
                         Walter F. Ulloa, individually

                                 Number of Shares:    481.9 Common Stock (Cabrillo)
                                                      2,100 Common Stock (Golden Hills)
                                                      3,000 Common Stock (KSMS)
                                                      5,000 Common Stock (Las Tres)
                                                      6,750 Common Stock (Tierra Alta)
                                                      3,454 Common Stock (Valley)
                                                      1,734 Common Stock (Telecorpus)


                         /s/ Philip C. Wilkinson
                         -------------------------------------------------------
                         Philip C. Wilkinson, individually

                                 Number of Shares:    1,475 Common Stock (Golden Hills)
                                                      3,000 Common Stock (KSMS)

       [Signature Page No. 5 to Amended and Restated Exchange Agreement]

                    /s/ Paul A. Zevnik
                    ------------------------------------------------------------
                    Paul A. Zevnik, individually

                            Number of Shares: 1,475 Common Stock (Golden Hills)
                                              3,000 Common Stock (KSMS)
                                              5,000 Common Stock (Las Tres)
                                              6,750 Common Stock (Tierra Alta)


                    /s/ Richard D. Norton
                    ------------------------------------------------------------
                    Richard D. Norton, individually

                            Number of Shares: 1,000 Common Stock (Golden Hills)
                                              1,000 Common Stock (KSMS)
                                              2,000 Common Stock (Tierra Alta)
                                              509 Common Stock (Valley)
                                              533 Common Stock (Telecorpus)


                    /s/ Yrma G. Rico
                    ------------------------------------------------------------
                    Yrma G. Rico, individually

                            Number of Shares: 4,500 Common Stock (Tierra Alta)
                                              356 Common Stock (Valley)
                                              247 Common Stock (Telecorpus)

                    THE WALTER F. ULLOA IRREVOCABLE TRUST OF 1996
                    (DATED OCTOBER 9, 1996)


                    By: /s/ Edith Seros
                       ---------------------------------------------------------
                            Edith Seros, Trustee

                            Number of Units:  1,880 Common Stock (Telecorpus)

       [Signature Page No. 6 to Amended and Restated Exchange Agreement]

                      THE 1994 WILKINSON CHILDREN'S GIFT TRUST
                      (DATED SEPTEMBER 30, 1994)


                      By: /s/ Philip C. Wilkinson
                         -------------------------------------------------------
                              Philip C. Wilkinson, Trustee


                      By: /s/ Wendy K. Wilkinson, Trustee
                         -------------------------------------------------------
                              Wendy K. Wilkinson, Trustee

                              Number of Shares:  1,880 Common Stock (Telecorpus)

                      THE PAUL A. ZEVNIK IRREVOCABLE TRUST OF 1996
                      (DATED NOVEMBER 2, 1996)


                      By: /s/ Kevin Grenham
                         -------------------------------------------------------
                              Kevin Grenham, Trustee


                      By: /s/ Steven G. Rowles
                         -------------------------------------------------------
                              Steven G. Rowles, Trustee

                              Number of Shares:  1,533 Common Stock (Telecorpus)

                      THE ZEVNIK FAMILY L.L.C.,
                      a Delaware limited liability company


                      By: /s/ Paul A. Zevnik
                         -------------------------------------------------------
                              Paul A. Zevnik, Manager

                              Number of Shares:  1,466 Common Stock (Valley)

       [Signature Page No. 7 to Amended and Restated Exchange Agreement]

                                  SCHEDULE "A"

                               EXCHANGING MEMBERS
                               ------------------

Name                                                             Number of Units
----                                                             ---------------
The Walter F. Ulloa Irrevocable Trust of 1996               23,920 Class A Units
The 1994 Wilkinson Children's Gift Trust                    23,920 Class A Units
The Paul A. Zevnik Irrevocable Trust of 1996                23,920 Class A Units
Walter F. Ulloa                                            225,139 Class C Units
Philip C. Wilkinson                                         25,131 Class C Units
Paul A. Zevnik                                              22,119 Class C Units
Norton Properties Limited Partnership                       13,817 Class C Units
Larry Safir                                                 54,284 Class D Units
Jeanette Tully                                              14,161 Class D Units
Bram Watkins                                                 4,835 Class D Units
Persons Listed on Schedule "C"                              29,088 Class D Units
Paul A. Zevnik                                              10,313 Class E Units
The Zevnik-Harvard Fund                                      5,000 Class F Units
The Zevnik Charitable Foundation                               813 Class F Units
LJ Holdings, L.L.C.                                          4,500 Class F Units

                            EXCHANGING STOCKHOLDERS
                            -----------------------

Member Company/Stockholders                                    Number and Class of Shares
---------------------------                                    --------------------------
Cabrillo Broadcasting Corporation, a California corporation

     The Wilkinson Family Trust                                        8,000 Common Stock
     The Carol K. Luery Revocable Trust                                963.8 Common Stock
     Walter F. Ulloa                                                   481.9 Common Stock

Golden Hills Broadcasting Corporation, a Delaware corporation

     Walter F. Ulloa                                                   2,100 Common Stock
     Philip C. Wilkinson                                               1,475 Common Stock
     Paul A. Zevnik                                                    1,475 Common Stock
     Richard D. Norton                                                 1,000 Common Stock

KSMS-TV, Inc., a Delaware corporation

     Walter F. Ulloa                                                   3,000 Common Stock
     Philip C. Wilkinson                                               3,000 Common Stock
     Paul A. Zevnik                                                    3,000 Common Stock
     Richard D. Norton                                                 1,000 Common Stock

Las Tres Palmas Corporation, a Delaware corporation

     Walter F. Ulloa                                                   5,000 Common Stock
     Paul A. Zevnik                                                    5,000 Common Stock

Tierra Alta Broadcasting, Inc., a Delaware corporation

     Walter F. Ulloa                                                   6,750 Common Stock
     Paul A. Zevnik                                                    6,750 Common Stock
     Yrma G. Rico                                                      4,500 Common Stock
     Richard D. Norton                                                 2,000 Common Stock

Valley Channel 48, Inc., a Texas corporation

     Walter F. Ulloa                                                   3,454 Common Stock
     The Wilkinson Family Trust                                        3,454 Common Stock
     The Zevnik Family L.L.C.                                          1,466 Common Stock
     Richard D. Norton                                                   509 Common Stock
     Yrma G. Rico                                                        356 Common Stock
     The Carol K. Luery Revocable Trust                                  319 Common Stock

Telecorpus, Inc., a Texas corporation

     The Walter F. Ulloa Irrevocable Trust of 1996                     1,880 Common Stock
     The 1994 Wilkinson Children's Gift Trust                          1,880 Common Stock
     Walter F. Ulloa                                                   1,734 Common Stock
     The Wilkinson Family Trust                                        1,734 Common Stock
     The Paul A. Zevnik Irrevocable Trust of 1996                      1,533 Common Stock
     Richard D. Norton                                                   533 Common Stock
     The Carol K. Luery Revocable Trust                                  334 Common Stock
     Yrma G. Rico                                                        247 Common Stock

                                  SCHEDULE "B"

                 FULLY-DILUTED EQUITY OWNERSHIP OF CORPORATION
                 ---------------------------------------------

Exchanging Party                                    Units(1)     Shares(2)
----------------                                    -----        ------
Walter F. Ulloa                                      623,501    10,599,517
The Walter F. Ulloa Irrevocable Trust of 1996         52,344       889,848
Philip C. Wilkinson                                   69,101     1,174,717
The Wilkinson Family Trust                           554,400     9,424,800
The 1994 Wilkinson Children's Gift Trust              52,344       889,848
Paul A. Zevnik                                       127,213     2,162,621
The Paul A. Zevnik Irrevocable Trust of 1996          47,098       800,666
Richard D. Norton                                     84,893     1,443,181
Norton Properties Limited Partnership                 13,817       234,889
Yrma G. Rico                                          67,128     1,141,176
The Carol K. Luery Revocable Trust                    61,916     1,052,572
Larry Safir                                           54,284       922,828
Jeanette Tully(3)                                     14,161       240,737
Bram Watkins                                           4,835        82,195
The Zevnik-Harvard Fund                                5,000        85,000
The Zevnik Charitable Foundation                         813        13,821
LJ Holdings, L.L.C.                                    4,500        76,500
The Zevnik Family L.L.C.                             102,148     1,736,516
Persons Listed on Schedule "C"(4)                     14,428       245,276
Univision Communications Inc.(5)                                21,983,392

Total                                              1,953,924    55,200,100
=====                                              =========    ==========

(1)  Represents membership interests owned directly and indirectly.

(2) Represents exchange ratio of 1 membership unit for 17 Shares of Common Stock in the Roll-Up.

(3)  Shares to be held in The Jeanette Tully 1996 Revocable Trust.

(4) Represents issuances of additional Class D Units in the Company other than issuances to Walter F. Ulloa, Philip C. Wilkinson and Paul A. Zevnik.
     Class D Units issued to Messrs. Ulloa, Wilkinson and Zevnik as set forth on Schedule "C" attached hereto have been added to the respective holdings of
     ------------
     such individuals set forth above.

(5)  Represents contribution by Univision of Note and Option Agreement.

                                  SCHEDULE "C"

                      ADDITIONAL HOLDINGS OF CLASS D UNITS
                      ------------------------------------

Name                                     D Units   Shares
----                                     -------   ------

Walter F. Ulloa                            6,050   102,850
Philip C. Wilkinson                        6,050   102,850
Paul A. Zevnik                             2,560    43,520
Jeanette Tully(1)                            500     8,500
Yrma G. Rico                                 300     5,100
Russell Sakamoto                             625    10,625
Manuel Cavasos III                           500     8,500
Roy Piwinski                                 400     6,800
Maria Navarro                                250     4,250
Kenneth D. Polin                             850    14,450
Michael G. Rowles                            500     8,500
Jorge Alonso                                 600    10,200
Gabriel Quiroz                               550     9,350
David Candelaria                             550     9,350
Carlos Ramos                                 350     5,950
Luis Hernandez                               550     9,350
Tony Billet                                  450     7,650
Araceli de Leon                              450     7,650
Rudy Guernica                                350     5,950
Carlos Sanchez                               450     7,650
Sam Fuller                                   325     5,525
Robert M. Flynn                              325     5,525
Eric Gams                                    300     5,100
John Burton                                  300     5,100
Joel Olivares                                325     5,525
Margarita Wilder                             350     5,950
Tim Foster                                   300     5,100
Alberto Mier Y Teran                         325     5,525
Diana de Lara                                300     5,100
Natalie Quarantino                           300     5,100
Willie Rosales                               300     5,100
Lyndora Valdez                               300     5,100
Bob Morrison                                 150     2,550
Sam Calaway                                  125     2,125
Erma Atencio                                 250     4,250
Jose Sevilla                                 125     2,125
Zoltan Csanyi                                125     2,125
Florencia Cano                               125     2,125
Annie Doucet                                 125     2,125

Mary Salazar                                 100     1,700
Irmgard Dimery                               125     2,125
Milena Pardo                                 100     1,700
Alex La Brie                                 150     2,550
Entravision Latino Educational Fund          953    16,201

Total                                     29,088   494,496
=====                                     ======   =======

(1)  Shares to be held in The Jeanette Tully 1996 Revocable Trust.

EXHIBITS
--------

Exhibit A      First Restated Certificate of Incorporation

Exhibit B      First Amended and Restated Bylaws

Exhibit C      Consent of Spouse

The registrant hereby agrees to furnish a copy of any omitted schedule or exhibit upon request.